Exhibit 99

Rowan Reports Second Quarter 2016 Results

HOUSTON, Aug. 2, 2016 /PRNewswire/ -- For the three months ended June 30, 2016, Rowan Companies plc ("Rowan" or the "Company") (NYSE: RDC) reported net income of $216.7 million, or $1.72 per diluted share, compared to $84.7 million, or $0.68 per diluted share, in the second quarter of 2015. Net income for the current quarter included a $120.0 million, or $0.95 per share, after-tax increase to net income for the Rowan Relentless contract termination and related items. The $120.0 million reflects the amount in excess of the Rowan Relentless drillship's day rate for the three months ended June 30, 2016. Additionally, net income for the current quarter included a $1.8 million, or $0.01 per share, after-tax gain on early extinguishment of debt. Excluding the impact of these items, net income as adjusted was $94.9 million, or $0.75 per share.

Rowan's revenues were $611.9 million in the second quarter of 2016, an increase of 20% from the prior-year quarter due to the aforementioned contract termination and related items as well as contributions from the ultra-deepwater drillships Rowan Relentless, which commenced operations in June of 2015, and Rowan Reliance, which experienced lower levels of downtime in the second quarter of 2016. The increase in drillship revenue was partially offset by a 22% decline in jack-up revenue due to lower utilization and lower day rates.

Tom Burke, President and Chief Executive Officer, commented, "Our ability to add significant backlog in a challenging market environment is a testament to our outstanding crews. I'm pleased that we secured over 700 contract days of new backlog between a blend and extend agreement on our ultra-deepwater drillship, the Rowan Resolute, and contract extensions in our jack-up fleet. We ended the second quarter with our lowest total recordable incident rate (TRIR) on record and our operational downtime was less than 2% for our fleet. Rowan believes safe, reliable and efficient operations are paramount in securing additional work with both new and existing customers."

Rowan will conduct its earnings conference call on Tuesday, August 2, 2016, at 10:00 a.m. Central Time. Interested parties are invited to listen to the call by telephone or over the Internet. Individuals who wish to participate on the conference call by telephone may dial (877) 201-0168, or internationally (647) 788-4901. The conference ID is 45528744. You should dial-in approximately five to 10 minutes prior to the scheduled start time. Alternatively, to access the online simulcast and rebroadcast of the conference call, please visit Rowan's website at www.rowan.com. You should connect to our website at least 15 minutes prior to the conference call to register, and download any necessary software.

Rowan is a global provider of contract drilling services with a fleet of 31 mobile offshore drilling units, comprised of 27 jack-up rigs and four ultra-deepwater drillships. The Company's fleet operates worldwide, including the United States Gulf of Mexico, the United Kingdom and Norwegian sectors of the North Sea, the Middle East, Trinidad and Suriname. The Company's Class A Ordinary Shares are traded on the New York Stock Exchange under the symbol "RDC." For more information on the Company, please visit www.rowan.com.

Statements herein that are not historical facts are forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, statements as to the expectations, beliefs and future expected business, financial and operating performance and prospects of the Company. These forward-looking statements are based on our current expectations and are subject to certain risks, assumptions, trends and uncertainties that could cause actual results to differ materially from those indicated by the forward-looking statements. Among the factors that could cause actual results to differ materially include oil and natural gas prices, the level of offshore expenditures by energy companies, variations in energy demand, changes in day rates, cancellation, early termination or renegotiation by our customers of drilling contracts, risks associated with fixed cost drilling operations, cost overruns or delays in transportation of drilling units, cost overruns or delays in maintenance and repairs, cost overruns or delays for conversion or upgrade projects, operating hazards and equipment failure, risks of collision and damage, casualty losses and limitations on insurance coverage, customer credit and risk of customer bankruptcy, conditions in the general economy and energy industry, weather conditions and severe weather in the Company's operating areas, increasing complexity and costs of compliance with environmental and other laws and regulations, changes in tax laws and interpretations by taxing authorities, civil unrest and instability, terrorism, piracy and hostilities in our areas of operations that may result in loss or seizure of assets, the outcome of disputes and legal proceedings, effects of the change in our corporate structure, and other risks disclosed in the Company's filings with the U.S. Securities and Exchange Commission. Each forward-looking statement speaks only as of the date hereof, and the Company expressly disclaims any obligation to update or revise any forward-looking statements, except as required by law.

Non-GAAP Measures

We report our financial results in accordance with generally accepted accounting principles (GAAP) in the United States. However, in our earnings release and during our earnings calls we may reference company information that does not conform to GAAP. Generally, a non-GAAP financial measure is a numerical measure of a company's performance, financial position, or cash flows that excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP. Management believes that an analysis of this data is meaningful to investors because it provides insight with respect to ongoing operating results of the Company and allows investors to better evaluate the financial results of the Company. However, these measures should not be viewed as an alternative to or substitute for GAAP measures of performance, and these non-GAAP measures may not be consistent with previously published Company reports on Forms 10-K, 10-Q and 8-K. Non-GAAP measures we may reference have been reconciled to the nearest GAAP measure in the table entitled Reconciliation of GAAP to Non-GAAP Financial Measures below.

ROWAN COMPANIES PLC
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
Unaudited (in millions except per share amounts)

	THREE MONTHS		SIX MONTHS
	ENDED JUNE 30,		ENDED JUNE 30,
	2016	2015	2016	2015

REVENUES	$ 611.9	$ 508.7	$ 1,112.0	$ 1,055.8

COSTS AND EXPENSES:
Operations	207.5	253.9	412.3	509.7
Depreciation and amortization	100.1	95.4	199.0	185.1
Selling, general and administrative	26.2	31.2	53.0	58.7
Loss (gain) on disposals of property and equipment	1.9	0.3	4.1	(0.2)
Material charges and other operating expenses	-	5.0	-	5.0
Total	335.7	385.8	668.4	758.3
INCOME FROM OPERATIONS	276.2	122.9	443.6	297.5
Net interest and other income (expense)	(36.7)	(30.5)	(77.2)	(64.2)
INCOME BEFORE INCOME TAXES	239.5	92.4	366.4	233.3
Provision for income taxes	22.8	7.7	26.9	24.9
NET INCOME	$ 216.7	$ 84.7	$ 339.5	$ 208.4

NET INCOME PER DILUTED SHARE	$ 1.72	$ 0.68	$ 2.70	$ 1.67

WEIGHTED AVERAGE SHARES - DILUTED	126.3	125.4	125.9	125.1

NOTE: See page 6 for supplemental operating information.

ROWAN COMPANIES PLC
CONDENSED CONSOLIDATED BALANCE SHEETS
(in millions)
(Unaudited)

	June 30,	December 31,
	2016	2015
ASSETS

Cash and cash equivalents	$ 761.4	$ 484.2
Accounts receivable	550.4	410.5
Prepaid expenses and other current assets	30.3	26.6
Total current assets	1,342.1	921.3
Property, plant and equipment - net	7,254.9	7,405.8
Other assets	22.7	20.2
TOTAL	$ 8,619.7	$ 8,347.3

LIABILITIES AND SHAREHOLDERS' EQUITY

Accounts payable	$ 109.6	$ 109.6
Other current liabilities	198.5	219.1
Total current liabilities	308.1	328.7
Long-term debt	2,645.4	2,692.4
Other liabilities	539.4	553.7
Commitments and contingent liabilities
Stockholders' equity	5,126.8	4,772.5
TOTAL	$ 8,619.7	$ 8,347.3

ROWAN COMPANIES PLC
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
Unaudited (in millions)

	SIX MONTHS
	ENDED JUNE 30,
	2016	2015

CASH PROVIDED BY OPERATIONS:
Net income	$ 339.5	$ 208.4
Adjustments to reconcile net income to net cash provided by operations:
Depreciation and amortization	199.0	185.2
Deferred income taxes	(5.2)	(12.6)
Loss (gain) on disposal of assets	4.1	(0.2)
Other, net	7.9	25.1
Net changes in current assets and liabilities	(149.8)	45.3
Net changes in other noncurrent assets and liabilities	(7.1)	(2.5)
Net cash provided by operations	388.4	448.7

CASH USED IN INVESTING ACTIVITIES:
Capital expenditures	(64.4)	(616.4)
Proceeds from disposals of property and equipment	1.1	2.3
Net cash used in investing activities	(63.3)	(614.1)

CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES:
Proceeds from borrowings	-	220.0
Reductions in long-term debt	(47.9)	(170.0)
Payment of cash dividends	-	(25.2)
Net cash provided by (used in) financing activities	(47.9)	24.8

INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	277.2	(140.6)
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	484.2	339.2
CASH AND CASH EQUIVALENTS, END OF PERIOD	$ 761.4	$ 198.6

ROWAN COMPANIES PLC
SUPPLEMENTAL OPERATING SEGMENT INFORMATION
Unaudited (in millions)

	THREE MONTHS ENDED JUNE 30,		SIX MONTHS ENDED JUNE 30,
	2016	2015	2016	2015
Deepwater:
Revenues	$ 341.4	$ 161.9	$ 563.9	$ 308.8
Operating expenses:
Direct operating costs	56.0	70.4	123.0	129.5
Depreciation and amortization	29.9	21.2	57.2	38.8
Selling, general and administrative	-	-	-	-
Material charges and other	-	-	0.3	-
Income from operations	$ 255.5	$ 70.3	$ 383.4	$ 140.5

Jack-ups:
Revenues	$ 270.5	$ 346.8	$ 548.1	$ 747.0
Operating expenses:
Direct operating costs	151.5	183.5	289.3	380.2
Depreciation and amortization	71.1	70.9	139.5	140.0
Selling, general and administrative	-	-	-	-
Material charges and other	1.8	5.0	3.7	5.0
Income from operations	$ 46.1	$ 87.4	$ 115.6	$ 221.8

Unallocated costs and other:
Revenues	$ -	$ -	$ -	$ -
Operating expenses:
Direct operating costs	-	-	-	-
Depreciation and amortization	(0.9)	3.3	2.3	6.3
Selling, general and administrative	26.2	31.2	53.0	58.7
Material charges and other	0.1	0.3	0.1	(0.2)
Income (loss) from operations	$ (25.4)	$ (34.8)	$ (55.4)	$ (64.8)

Consolidated:
Revenues	$ 611.9	$ 508.7	$ 1,112.0	$ 1,055.8
Operating expenses:
Direct operating costs	207.5	253.9	412.3	509.7
Depreciation and amortization	100.1	95.4	199.0	185.1
Selling, general and administrative	26.2	31.2	53.0	58.7
Material charges and other	1.9	5.3	4.1	4.8
Income from operations	$ 276.2	$ 122.9	$ 443.6	$ 297.5

ROWAN COMPANIES PLC
SUPPLEMENTAL OPERATING INFORMATION
Unaudited
	THREE MONTHS ENDED
	June 30,	March 31,	June 30,
	2016	2016	2015
RIG DAYS:(1)
Deepwater:
Operating	325	361	251
Available	364	364	288

Jack-up:
Operating	1,605	1,497	1,987
Available	2,184	2,184	2,457

Total:
Operating	1,930	1,858	2,238
Available	2,548	2,548	2,745

UTILIZATION (1)
Deepwater	89%	99%	87%
Jack-up	73%	69%	81%
Total	76%	73%	82%

AVERAGE DAY RATES(2) (in thousands):
Deepwater(3)	$ 607.0	$ 612.4	$ 620.2
Jack-up	$ 164.9	$ 182.3	$ 171.1
Total(3)	$ 239.4	$ 266.0	$ 221.4

(1) Available rig days and utilization exclude cold-stacked days.
(2) Average day rates exclude other revenue, which is primarily revenue received for contract reimbursable costs.
(3) Includes 52 operating days for the Rowan Relentless up to the contract termination.

ROWAN COMPANIES PLC
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
Unaudited (in millions)

	THREE MONTHS		SIX MONTHS
	ENDED JUNE 30,		ENDED JUNE 30,
	2016	2015	2016	2015
NET INCOME:
GAAP NET INCOME	$ 216.7	$ 84.7	$ 339.5	$ 208.4
Gain on debt extinguishment, net of tax	(1.8)	-	(2.4)	-
Litigation charge, net of tax	-	3.3	-	3.3
Customer contract termination settlement, net of tax	(120.0)	-	(120.0)	-
NON-GAAP NET INCOME	$ 94.9	$ 88.0	$ 217.1	$ 211.7

DILUTED INCOME PER SHARE:*
GAAP NET INCOME PER SHARE	$ 1.72	$ 0.68	$ 2.70	$ 1.67
Gain on debt extinguishment, net of tax	(0.01)	-	(0.02)	-
Litigation charge, net of tax	-	0.02	-	0.02
Customer contract termination settlement, net of tax	(0.95)	-	(0.95)	-
NON-GAAP NET INCOME PER SHARE	$ 0.75	$ 0.70	$ 1.73	$ 1.69

ADJUSTED EARNINGS BEFORE INTEREST, TAXES AND DEPRECIATION (EBITDA):
GAAP NET INCOME	$ 216.7	$ 84.7	$ 339.5	$ 208.4
Depreciation and amortization	100.1	95.4	199.0	185.1
Interest (income) expense and other, net	38.5	30.5	79.6	64.2
Income tax expense (benefit)	22.8	7.7	26.9	24.9
Gain on debt extinguishment	(1.8)	-	(2.4)	-
Litigation charge	-	5.0	-	5.0
Customer contract termination settlement	(120.0)	-	(120.0)	-
NON-GAAP ADJUSTED EBITDA	$ 256.3	$ 223.3	$ 522.6	$ 487.6

* Per share amounts may not sum due to rounding.

CONTACT: Chris Pitre, Vice President, Investor Relations and Corporate Development, chris.pitre@rowancompanies.com, +1 713 968 6642; or Carrie Prati, Manager, Marketing and Investor Relations, carrie.prati@rowancompanies.com, +1 713 960 7581